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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-45936) of Caldera International, Inc. of our report dated October 23, 2000, except for the last paragraph of Note 1, which is as of January 8, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in The Santa Cruz Operation, Inc.'s Annual Report on Form 10-K/A for the year ended September 30, 2000, which is incorporated by reference in the Current Report on Form 8-K of Caldera International, Inc. dated May 14, 2001.

PricewaterhouseCoopers LLP



San Jose, California
May 11, 2001